SECURITIES
AND EXCHANGE COMMISSION
Washington,
D.C.  20549
__________

FORM
8-K /A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 13, 2004 (September 27, 2004)

Commission File Number 01-19203

PLM EQUIPMENT GROWTH FUND V
(Exact name of registrant as specified in its charter)

California	94-3104548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Nyala Farms Road Westport CT	06880

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203)-341-0555

Item 4. Changes in Registrant's Certifying Accountant.

PLM Financial Services, Inc., the General Partner of PLM Equipment Growth Fund V (the “Partnership”), is in the process of relocating certain of its administrative offices including those responsible for accounting and financial reporting from St. Petersburg, Florida to Westport, Connecticut.

On September 27, 2004, Ernst & Young LLP (“E&Y”) notified the Partnership that it would review the Partnership’s third quarter 2004 results, but declined to stand for re-election as the Partnership’s independent auditor after that review and the filing of the related quarterly report on Form 10-QSB. The General Partner has accepted E&Y’s withdrawal, effective after E&Y’s completion of the third quarter review and that quarterly filing.

The General Partner is currently in the process of selecting a new principal independent auditor.

E&Y’s report on the Partnership’s financial statements for fiscal year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the Partnership’s financial statements for the year ended December 31, 2003 and through the subsequent interim periods, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter in their report. The Partnership’s financial statements for the year ended December 31, 2002 were not audited by E&Y.

We have provided E&Y a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the "Commission").  E&Y has provided a letter, addressed to the Commission, which is filed as Exhibit 16.1 to this Form 8-K.

Item 9. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits:

1.	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated October 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
PLM EQUIPMENT GROWTH FUND V

Date: October 13, 2004	By:	/s/ Richard K Brock
Rick K Brock Chief Financial Officer

Exhibit 16.1

October 13, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated October 13, 2004, of PLM Equipment Growth Fund V and are in agreement with the statements contained in the second, fourth and fifth paragraphs. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP